Exhibit 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization
AAA Aircraft Supply LLC	83.25%	Delaware
Advanced Forming Technology, Inc.	100.0%	Colorado
AETC Limited	100.0%	United Kingdom
AFT Europa-Advanced Forming Technology Limited	100.0%	Hungary
Alexander Socket Screws Limited	100.0%	United Kingdom
ATAAS LLC	100.0%	Delaware
Avibank Mfg., Inc	100.0%	Delaware
Avibank Services LLC	85.0%	Delaware
BI, Inc.	100.0%	Canada
Cameron Forged Products, Limited	100.0%	United Kingdom
Cannon-Muskegon Corporation	100.0%	Michigan
Carmet Company	100.0%	South Carolina
Carmet Investors, Inc.	100.0%	Georgia
Chevron Aerospace Group, Limited	100.0%	United Kingdom
Chevron Aerostructures, Limited	100.0%	United Kingdom
Columbia Steel Equipment Company	100.0%	Pennsylvania
Cypress Extrusion Press Corporation	100.0%	Delaware
Environment-One Corporation	100.0%	New York
Fabricas Non-Ferrous S.A. de C.V.	100.0%	Mexico
Flow Tech Realty Co.	100.0%	Delaware
FRISA Wyman-Gordon LLC	51.0%	Delaware
FRISA Wyman-Gordon, S.A. de C.V.	51.0%	Mexico
General Valve Company Limited	100.0%	United Kingdom
General Valve of Canada, Inc.	100.0%	Canada
Green Penny Company	100.0%	Delaware
Greer Stop Nut, Inc.	100.0%	Tennessee
Greenville Metals, Inc.	100.0%	Pennsylvania
Hallowell, Inc.	100.0%	Delaware
Hi-Life Tools (UK) Limited	100.0%	United Kingdom
Hi-Life Tools France, E.U.R.L.	100.0%	France
Hi-Life ULMA, Srl	100.0%	Italy
Howell Penncraft, Inc.	100.0%	Delaware
J&L Fiber Services, Inc.	100.0%	Wisconsin
Kadimi Tool Mfg. Co. PVT Limited	50.0%	India
Kasar Manufacturing & Distributing Co., Inc.	100.0%	California
M. Argueso & Company, LLC	100.0%	Delaware
Magnetstuff.com, Inc.	100.0%	Illinois
Mecair Aerospace Industries, Inc.	100.0%	Canada
Metalac Fasteners, Inc.	100.0%	Illinois
Metalac S.A. Industria e Commercio	100.0%	Brazil
Metalac SPS Industria e Commercio, Ltda	100.0%	Brazil
Mohawk Cutting Tools Sales, Limited	100.0%	United Kingdom
Mohawk Europa, Limited	100.0%	Ireland
Non-Ferrous Bolt & Manufacturing Co	100.0%	Nevada
Northland Avenue Properties, LLC	100.0%	Delaware
NSS Technologies, Inc.	100.0%	Michigan
Nutt-Shell Company	100.0%	California
Oregon Plasma	50.0%	Oregon

Otto Vogeli Industriearmaturen GmbH	100.0%	Germany
PCC Airfoils S.A. de C.V.	100.0%	Mexico
PCC Airfoils, LLC	100.0%	Ohio
PCC Business Trust	100.0%	Delaware
PCC Composites, Inc.	100.0%	Colorado
PCC CZ s.r.o.	100.0%	Czech Republic
PCC European Holdings Sarl	100.0%	Luxembourg
PCC European Luxembourg Holdings SCS	100.0%	Luxembourg
PCC Eurovalve B.V.	100.0%	Netherlands
PCC Finance Luxembourg Sarl	100.0%	Luxembourg
PCC Flow Technologies AG	100.0%	Switzerland
PCC Flow Technologies Holdings, Inc.	100.0%	Delaware
PCC Flow Technologies Limited	100.0%	United Kingdom
PCC Flow Technologies LP	100.0%	Delaware
PCC Flow Technologies Penberthy Canada, Inc.	100.0%	Delaware
PCC France, S.a.r.l.	100.0%	France
PCC FT I LLC	100.0%	Delaware
PCC FT II LLC	100.0%	Delaware
PCC FT III LLC	100.0%	Delaware
PCC Luxembourg Holdings LLC	100.0%	Delaware
PCC Specialty Products, Inc.	100.0%	Delaware
PCC Structurals, Inc.	100.0%	Oregon
PCC Wouter Witzel B.V.	100.0%	Netherlands
PCC Wouter Witzel Eurovalve B.V.	100.0%	Netherlands
PCC Wouter Witzel GmbH	100.0%	Germany
PCC Wouter Witzel Holding B.V.	100.0%	Netherlands
PCC Wouter Witzel Limited	100.0%	United Kingdom
PCC Wouter Witzel Specials B.V.	100.0%	Netherlands
PCC Wouter Witzel Unit I B.V.	100.0%	Netherlands
PCC Wouter Witzel Unit II B.V.	100.0%	Netherlands
Precision Castparts Aviation, Inc.	100.0%	Oregon
Precision Founders, Inc.	100.0%	California
Precision Receivables Corp.	100.0%	Oregon
Reisner Metals, Inc.	100.0%	California
Schulz Wo GmbH	100.0%	Germany
Shur-Lok International	100.0%	Belgium
S.M.T., Limited	100.0%	Ireland
SPS Aerostructures Limited	100.0%	United Kingdom
SPS Asia Limited	100.0%	Hong Kong
SPS Chevron Limited	100.0%	United Kingdom
SPS (China) Co., Limited	100.0%	China
SPS Hi-Tek, Limited	100.0%	Ireland
SPS International	100.0%	Taiwan
SPS International Investment Co	100.0%	Delaware
SPS International Limited	100.0%	Ireland
SPS International S.a.r.l.	100.0%	Luxembourg
SPS International Trading (Shanghai) Co., Limited	100.0%	Netherlands
SPS Malta Limited	100.0%	Malta
SPS Pacific Limited	100.0%	Malta
SPS Technologies Foreign Sales Corp.	100.0%	Barbados
SPS Technologies France, S.a.r.l.	100.0%	France
SPS Technologies Limited	100.0%	United Kingdom
SPS Technologies LLC	100.0%	Pennsylvania
SPS Technologies Overseas Holding B.V.	100.0%	Netherlands

SPS Technologies Trading Limited	100.0%	United Kingdom
SPS Technologies Trading Pte., Limited	100.0%	Singapore
SPS Technologies Waterford Company	100.0%	Michigan
SPS Unbrako K.K.	100.0%	Japan
Standco Canada, Limited	100.0%	Canada
STW Composites, Inc.	100.0%	Delaware
T.J. Brooks, Limited	100.0%	United Kingdom
Technova GmbH	100.0%	Germany
The Cleveland Cap Screw Company	100.0%	Ohio
Unbrako, Inc.	100.0%	Delaware
Unbrako Limited	100.0%	United Kingdom
Unbrako LLC	100.0%	Delaware
Unbrako Mexicana S.A. de C.V.	100.0%	Mexico
Unbrako Products (Singapore), Limited	100.0%	Singapore
Unbrako Pty., Limited	100.0%	Australia
Unbrako Schrauben, GmbH	100.0%	Germany
Western Aerospace Limited	100.0%	Australia
Western Australian Specialty Alloys, Pty. Limited	100.0%	Australia
Wyman Gordon (Cleveland), Inc.	100.0%	Ohio
Wyman-Gordon Company	100.0%	Massachusetts
Wyman-Gordon Composites Technologies, Inc.	100.0%	California
Wyman-Gordon de Mexico S. de R.L. de C.V.	100.0%	Mexico
Wyman-Gordon Forgings LP	100.0%	Delaware
Wyman-Gordon Forgings I LLC	100.0%	Delaware
Wyman-Gordon Forgings II LLC	100.0%	Delaware
Wyman-Gordon Forgings III LLC	100.0%	Delaware
Wyman-Gordon Investment Castings, Inc.	100.0%	Delaware
Wyman-Gordon Limited	100.0%	United Kingdom
Wyman-Gordon (Lincoln) Limited	100.0%	United Kingdom
Wyman Gordon Monterrey S. de R.L. de C.V.	100.0%	Mexico
Wyman-Gordon Receivables Corp.	100.0%	Delware
Wyman-Gordon s.r.o.	100.0%	Czech Republic
Wyman-Gordon SC, Inc.	100.0%	California
Wyman-Gordon Washington Street, LLC	100.0%	Delaware
Vent-Tek Designs LLC	50.0%	Delaware
300 N West Street LLC	100.0%	Delaware